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                                                                   EXHIBIT 14(b)

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "The Reorganization-Comparison of the Funds-Financial Highlights", "Selection of Independent Auditors" and "Experts" and to the use of our report dated December 1, 1998 for MuniVest New Jersey Fund, Inc. included in the Registration Statement (Form N-14 No. 333-0000) and related combined Preliminary Proxy Statement and Prospectus of MuniYield New Jersey Fund, Inc. and MuniVest New Jersey Fund, Inc. filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP


MetroPark, New Jersey
October 1, 1999